UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2023
CEPTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
399 West Trimble Road
San Jose, CA 95131
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 408-459-7579
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $115.00 per share, subject to adjustment	CPTNW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders
As previously announced on September 18, 2023, Cepton, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a one-for-ten reverse stock split (the “Reverse Stock Split”) of the issued shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and a corresponding reduction in the total number of authorized shares of Common Stock from 350,000,000 shares to 40,000,000 shares (the “Authorized Shares Reduction”). The Reverse Stock Split and Authorized Shares Reduction became effective at 5:00 p.m. Eastern Time on September 21, 2023 (the “Effective Time”) in accordance with the terms of the Certificate of Amendment. The Company’s Common Stock is expected to begin trading on a split-adjusted basis on the Nasdaq Stock Market at the opening of trading on September 22, 2023 under the new CUSIP number: 15673X 200. The trading symbol for the Company’s Common Stock will remain “CPTN.”
As a result of the Reverse Stock Split, at the Effective Time, every ten (10) shares of issued Common Stock were converted into one (1) issued share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a cash payment (without interest) from the Company’s transfer agent in an amount equal to their respective pro rata share of the total proceeds of the sale of the aggregated fractional shares net of any brokerage and other costs incurred to sell such shares.
At the Effective Time, the number of shares of Common Stock reserved for issuance under the Cepton, Inc. 2022 Equity Incentive Plan, the Cepton, Inc. Employee Stock Purchase Plan, and the Cepton Technologies, Inc. Stock Incentive Plan (the “Plans”), as well as the number of shares subject to the then-outstanding awards under each of the Plans, was proportionately adjusted, using the one-for-ten ratio, rounded down to the nearest whole share. In addition, the exercise price of the then-outstanding options under each of the Plans was proportionately adjusted, using the one-for-ten ratio, rounded up to the nearest whole cent.

Item 7.01 Regulation FD Disclosure.
On September 21, 2023, the Company issued a press release announcing the effectiveness of the Reverse Stock Split and Authorized Shares Reduction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filing.
Item 8.01 Other Events.
The Company has registration statements on Form S-3 (Nos. 333-262667 and 333-262668) and registration statements on Form S-8 (File No. 333-264302 and 333-270706) on file with the Securities and Exchange Commission (the “Commission”). Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Current Report on Form 8-K (other than Item 7.01) is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Certificate of the Company
99.1	Press Release, dated September 21, 2023
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Date: September 22, 2023	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer
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